Exhibit 10.7.1

DATED 24th June, 2011

(1) NORTHBURGH HOUSE LIMITED

(2) ECONVERSIONS LIMITED

COUNTERPART LEASE

relating to

First Floor (West) Premises at

32/33-41 Dallington Street

and 2-6 Northburgh Street, London EC1

¡ DMH Stallard

6 New Street Square

New Fetter Lane

London, EC4A 3BF

Tel: 020 7622 1500

Fax: 020 7B42 2333

DX: 344 London - Chancery Lane

THIS LEASE dated the      day of                      Two thousand and Eleven is MADE BETWEEN the Landlord (as stated in the Particulars below) of the one part and the Tenant (as stated in the Particulars below) of the other part AND WITNESSES as follows:

1	PARTICULARS

“1987 Order”	the Town and Country Planning (Use Classes) Order 1987 (as originally enacted)

“Act”	every Act of Parliament (whether or not specifically named in this Lease) whether or not in force at the date of this Lease and includes any statutory re-enactment or modification of such Acts of Parliament and any order regulation directive bye-law rule consent or licence granted or required under such Acts of Parliament or by any Public or local authority or by any court of competent jurisdiction

“the Building”	32 and 33-41 Dallington Street and 2-6 Northburgh Street, London, EC1

“CDM Regulations”	the Construction (Design and Management) Regulations 2007

“Comfort Cooling System”	the comfort cooling system installed in the Premises by the Landlord prior to the date of this Lease pursuant to an agreement for lease pursuant to which this Lease is granted which shall be deemed to form part of the Premises

“Commencement Data”	10th August 2011

“Contractual Term”	five (5) years from and including the Commencement Date

“Dangerous Substances”	any substance (whether in the form of a solid liquid gas or vapour) the generation keeping transportation storage treatment use or disposal of which gives rise to a risk of causing harm to man or to any other living organism or causing damage to the Environment and includes (but without limitation) any controlled special hazardous toxic radioactive or dangerous waste

“Environment”	the environment as defined in Section 1(2) of the Environmental Protection Act 1990

“Environmental Law”	any legal rule regulation or obligation whether or not having effect at the date of the Lease and whether or not having retrospective effect concerning the protection of human health or the Environment or Dangerous Substances

“Initial Provisional Service Charge”	£3,750.00 per quarter

“Insurance Rent”	the aggregate of:

•       7.8 per centum of the cost incurred by the Landlord in effecting and maintaining the insurances mentioned in clause 6.2 and of public liability insurance or such other percentage as is fair and reasonable and as determined by the Landlord from time to time (the Landlord acting fairly and properly in accordance with principles of good estate management);

• the whole of the increase in any insurance premium of the Building occasioned by or attributable to the use of the Premises by the Tenant;

• the whole of the amount which the Landlord incurs in effecting and maintaining insurance against not less than three years’ loss of Rent;

•       the whole of the amount of any excess which the insurers do not pay out on an insurance claim in respect of the Premises and which the Landlord incurs in replacing or reinstating any damage or destruction to the Premises or any part of them

“Insured Risks”	loss or damage by fire, storm, tempest, flood, lightning or aircraft (not being hostile aircraft) and things dropped therefrom, explosion, bursting and overflowing of pipes, impact, riot, civil commotion, malicious damage, terrorism and such other insurable risk or risks against which the Landlord may choose to insure subject to such exclusions and limitations as are imposed by the insurers

“Interest Rate”	four per cent per year above the base lending rate of National Westminster Bank plc

“the Landlord”	NORTHBURGH HOUSE LIMITED whose registered office is at Russell Bedford House, 250 City Road London EC1V 2QQ (registered in England no. 626019)

“this Lease”	this lease and any deed or document supplemental thereto or made pursuant hereto

“Measuring Code”	the latest edition of the Code of Measuring Practice published from time to time by the Royal Institution of Chartered Surveyors

“Planning Acts”	the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, and the

Planning and Compensation Act 1991 and every directive regulation and all subordinate legislation having legal effect from time to time and to the extent that they relate to the Premises every planning permission statutory consent and agreement relating to the use development and occupation of land and buildings

“the Premises”	all those premises on the first floor (west) of the Building as more particularly defined in the First Schedule

“Public Authority”	any government department or public local fire or other regulatory authority or any court of law or any organisation responsible for the supply of utilities

“Rent”	the yearly rent of ONE HUNDRED AND TWENTY NINE THOUSAND POUNDS (£129,000) plus Value Added Tax (if applicable)

“Rent Commencement Date”	the 10th day of October 2011

“RPI”	the “all items” index of the Index of Retail Prices published monthly by HM Government

“Service Charge”	has the meaning ascribed to that expression in the Fourth Schedule

“Superior Lease”	a lease dated 11 April 1961 made between the Governors of Sutton’s Hospital in Charterhouse (1) North burgh House Limited (2) and Soloman Sheinman and Joseph Sheinman (3) and a Lease dated 7 May 1970 made between the Governors of Sutton’s Hospital in Charterhouse (1) Northburgh House Limited (2) and Soloman Sheinman and Sabina Sheinman (3)

“the Tenant”	ECONVERSIONS LIMITED whose registered office is at Devonshire House, 60 Goswell Road, London EC1M 7AD (registered in England no. 5112833)

2	DEFINITIONS

2.1	The terms defined in the Particulars and in this clause 2 and in the Fourth Schedule shall for all purposes of this Lease have the meaning specified

2.2	“Adjoining Property” means any neighbouring or adjoining land or premises in which the Landlord or a Group Company shall have acquired a freehold or leasehold interest

2.3	“Group Company” means a company that is a member of the same group as the Landlord within the meaning of Section 42 of the Landlord and Tenant Act 1954

2.4	“Interest” means interest during the period from the date on which the payment is due to the date of payment both before and after any judgement at the Interest Rate or should the base rate referred to in the Particulars cease to exist such other rate of interest as is most closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by the Surveyor

2.5	“Rent” means the Rent (as defined in the Particulars) but such term excludes the Service Charge and the Insurance Rent hereinafter defined but the term “rents” means Rent and Service Charge and Insurance Rent and other sums hereby reserved as rent

2.6	“the Surveyor” means a person or firm who or a partner in which is an Associate or Fellow of the Royal Institution of Chartered Surveyors or a managing agent appointed by the Landlord to perform any of the functions of the Surveyor under this Lease

2.7	“Value Added Tax” means value added tax as provided for in the Value Added Tax Act 1994 end legislation (delegated or otherwise) supplemental thereto and any similar tax replacing or introduced in addition to the same

3	INTERPRETATION

3.1	The expressions “the Landlord” and “the Tenant” wherever the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the Term and the Tenant’s successors in title respectively and the expression “Superior Landlord” includes the Landlord’s immediate reversioner (and any superior landlord) at any time.

3.2	Where the Landlord or the Tenant are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

3.3	Words importing one gender include all other genders and words importing the singular include the plural and vice versa

3.4	The expression “the Term” means the Contractual Term

3.5	Any covenant by the Landlord or the Tenant not to do any act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another person

3.6	References to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right by and in common with any superior landlord and any mortgagee together with all persons authorised by the Landlord, superior landlord, mortgagee and all other persons having a like right and for the avoidance of doubt where clauses in this Lease expressly refer to any superior landlord and/or mortgagee the provisions of this clause 3.6 shall nonetheless apply to other clauses which do not expressly so refer.

3.7	The clause paragraph and schedule headings do not form part of this Lease and shall not be taken into account in its construction or interpretation

3.8	Where the consent of the Landlord is required hereunder the consent of the Superior Landlord and of any mortgagee of the Landlord and/or of the Superior Landlord shall also be required but nothing herein shall be construed as imposing on any Superior Landlord or any such mortgagee any obligation not unreasonably to refuse any such consent.

4	DEMISE

The Landlord demises to the Tenant the Premises with full title guarantee TOGETHER WITH the rights specified in the Second Schedule but EXCEPTING AND RESERVING to the Landlord the rights specified in the Third Schedule TO HOLD the Premises to the Tenant for the Contractual Term SUBJECT to all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises (including not without limiting the generality of the foregoing the matters contained or referred to in title numbers NGL133014, LN207713 and NGL735647 and in the Superior Lease) YIELDING AND PAVING to the Landlord:

4.1	The Rent payable without any deduction by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first such payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next ensuing to be paid on the date of this Lease

4.2	By way of further rent the Service Charge payable in accordance with the Fourth Schedule PROVIDED ALWAYS that during the first year of the Term the Tenant shall not be liable to pay a Service Charge pursuant to this Lease in excess of £23,220 per annum (“the Service Charge Cap”) AND PROVIDED FURTHER THAT during the remainder of the Term the Tenant shall not be liable to pay during any year of the Term a Service Charge in excess of the Service Charge Cap as increased in accordance with the following provisions:

4.2.1	The Service Charge Cap shall be increased during the Term (but subject to the provisions of clause 4.2.4) by an amount equivalent to the proportion of the increase in the RPI (if any) in accordance with the following calculation:

new annual Service Charge Cap	=	AxB
C

Where

A =	on the first review is the turn of £23,220 and on subsequent reviews is the Service Charge Cap for the year just expired

B =	the RPI figure for the month prior to the month in which the Lease is completed in the year just expired

C =	the RPI figure for the month prior to the month in which the Lease is completed in the year which expired twelve months earlier

4.2.2	The Landlord shall notify the Tenant of the amount of the increase as soon as it has calculated the same and if for any calendar year the RPI at B shall be less than the RPI at C then the RPI at B shall be deemed to remain equivalent to the RPI at C until it shall rise above the highest previous level at C.

4.2.3	If the reference base used to compute the RPI changes after the date of this Lease the figure taken to be shown in the index after the change is the figure that would have been shown in the index if the reference base current at the date of this Lease has been retained

4.2.4	If it becomes impossible to calculate the increase in the Service Charge Cap (either because of an alteration to the RPI or for any other reason) then the amount of the Service Charge Cap increase shall (in the absence of agreement between the parties) be determined by an arbitrator appointed on the application of either party to the President for the time being of the Royal Institution of Chartered Surveyors who shall act in accordance with the provisions of the Arbitration Act 1996 it being the intention of the parties that the Service Charge Cap should increase in fine with inflation

4.3	By way of further rent the Insurance Rent with effect from the Commencement Date payable within 14 days of written demand by the Landlord and

4.4	By way of further rent all other sums whatsoever as may become payable by the Tenant to the Landlord under the provisions of this Lease including (but without limitation) any Value Added Tax for which the Landlord is or may become liable on the supply by the Landlord to the Tenant pursuant to or in connection with this Lease

5	THE TENANT’S COVENANTS

The Tenant covenants with the Landlord as follows:

5.1

5.1.1	to pay the rents herein reserved at the times and in manner aforesaid without any deduction (save for any which the Tenant is legally obliged to make) or set-off

5.1.2	if so required in writing by the Landlord to make payment of Rent by bankers standing order to any bank and account that the Landlord may from time to time nominate

5.2	To pay and discharge all rates taxes duties charges assessments and outgoing whatsoever whether parliamentary local parochial or of any other description (other than of a capital non recurring nature) which now are or may at the time during the Term be assessed charged or imposed upon the Premises (and upon the car parking space the use of which is granted to the Tenant pursuant to the Second Schedule) or the owner or occupier in respect thereof (other than tax chargeable on any dealing by the Landlord with its reversionary interest) as soon as reasonably practicable following receipt of a notice of assessment thereof to produce the same to the Landlord for its inspection and where any such outgoings as aforesaid are charged or imposed on the Premises and other property to pay to the Landlord or as it may direct a fair and reasonable proportion of such outgoings aforesaid and not to make any claim for relief against such outgoings as aforesaid without the Landlord’s prior consent (such consent not to be unreasonably withheld or delayed)

5.3	To pay in addition to the rents and other sums hereby reserved and otherwise made payable under this Lease to the Landlord Value Added Tax in respect of all supplies made or deemed to be made by the Landlord to the Tenant pursuant to this Lease or in respect of the Premises whether such supply is taxable because of an election made by the Landlord (whether under paragraph 2 of schedule 10 to the Value Added Tax 1994 or otherwise) or for any other reasons provided always that the Landlord has provided the Tenant with a valid VAT invoice

5.4	To pay to the relevant suppliers all charges for gas, electricity and other services consumed or used at the Premises and if any of the same (and/or any water rates chargeable upon the Premises) are assessed upon or made payable by the Landlord then to pay the same to the Landlord within 14 days of written demand or if any such relate to the Premises and other premises to pay to the Landlord as aforesaid a fair and reasonable proportion thereof (such proportion to be conclusively determined by the Landlord acting fairly and properly and in accordance with the principles of good estate management)

5.5	From time to time and at all times during the Term well and substantially to repair, uphold, cleanse, maintain and keep the Premises and the appurtenances and improvements and additions thereto and the Landlord’s fixtures and fittings therein in good and substantial repair and condition (damage by the Insured Risks and any other risks actually insured against by the Landlord excepted unless the relevant policy or policies of insurance effected by the Landlord shall have been vitiated or payment of the policy moneys refused in whole or in part by or in consequence of some act neglect or default on the part of or suffered by the Tenant or its servants agents or licensees) and maintain in reasonable and proper repair and clean all pipes, wires, gullies, drains and other service media exclusively serving the Premises and not to do or permit or suffer to be done anything whereby any of the pipes, wires, gullies, drains and service media may become obstructed

5.6	To keep the Premises in a clean condition and to keep any fascia clean and well-presented

5.7	To give notice in writing to the Landlord of any defect in or affecting the Premises within the meaning of the Defective Premises Act 1972 immediately the same comes or ought in all the circumstances to have come to the notice of the Tenant or any agent or servant of the Tenant

5.8	In the last three months of the Term whenever determined to paint with two coats at least of good quality paint of a colour to be previously approved in writing by the Landlord and polish or otherwise treat with appropriate good quality materials as the case may be in a proper and workmanlike manner all the walls, wood, iron and other metal work in or about the Premises and the inside of the window frames previously or usually painted, polished or otherwise treated as aforesaid

5.9	To maintain and keep in good condition all flooring surfaces and at the determination of the Term (howsoever determined) to refurbish or resurface as necessary such floors if damaged to the reasonable satisfaction of the Landlord in a similar way as such floors are surfaced at the date hereof

5.10	To preserve for the benefit of the Landlord and the Premises and/or the Building all and any existing rights or easements appertaining to or reputed to appertain to the Premises and/or the Building and at the Landlord’s request to take such action as the Landlord may reasonably require to preserve such easements or rights

5.11	To permit the Landlord or the Surveyor or the Landlord’s agents and/or the Superior Landlord and its agents and professionals with or without workmen and others at all reasonable times on giving reasonable written notice (except in the case of emergency) to enter upon the Premises to ensure that there has been no breach of covenant contained in this Lease or in the Superior Lease and examine the state and condition thereof and of the fixtures and fittings therein and to take inventories of such fixtures and fittings and to give or leave upon the Premises for the Tenant notice in writing of all defects and wants of repair there found for which the Tenant may be liable hereunder and calling upon the Tenant within two months thereafter (or sooner if required by the Superior Landlord) to make good such defects and wants of repair and to rectify such breach of covenant and if the Tenant shall fail to comply with any such notice or shall at any time make default in the performance of any of the foregoing covenants for or relating to the repair painting or carrying out of any other works which ought to be carried out on the Premises by the Tenant to permit the Landlord and/or the Superior Landlord his surveyors and agents (but without prejudice to the right or re-entry under the clause hereinafter contained) to enter upon the Premises and stop any breaches of covenant and to repair paint or carry out such work as the Tenant’s agent and to pay to the Landlord as a debt within 7 days of written demand all the costs and expenses properly incurred by the Landlord pursuant to the exercise of its rights under this clause 5.11

5.12

not to use any lifts entrances passages and staircases in the Building for the delivery or removal of goods and/or materials which might occasion damage to such parts of the Building without first providing adequate protection to them which is first approved by the Landlord (acting reasonably)

5.13

5.13.1	to keep the Premises sufficiently supplied and equipped with fire fighting and extinguishing appliances as are reasonably required from time to time by the authorities concerned which shall be open to inspection and maintained to the reasonable satisfaction of the Landlord and also not to obstruct or permit or suffer to be obstructed the access to or means of working such apparatus and appliances or the means of escape from the Premises and to comply in all respect with all requirements of the fire authority or other competent authorities for the prevention and control of fire and to maintain all fire check doors in a proper working condition

5.13.2	to pay for all works which the fire authority may require to be carried out to the Building by the Landlord and which arise solely as a result of the occupation or use of the Premises by the Tenant

5.13.3	to comply in all respects with the provisions of the Regulatory Reform (Fire Safety) Order 2005 insofar as it affects the Premises

5.14	Not without the consent in writing of the Landlord to suspend any weight from the ceiling or roof or use the ceiling or roof or roof trusses or purlins of the Premises for the storage of goods or to place or permit or suffer to be placed any weight thereon or to permit any person or persons to enter thereon save with a view to the execution of necessary repairs and then only in such manner as to subject the ceiling and roof and roof trusses to the least possible strain and not knowingly to load or use the structure of the Premises so as in any way to strain or interfere with the main structure thereof

5.15

5.15.1	Not to make or permit to suffer to be made any alteration or addition to the Premises provided that the Tenant may subject to first having received the Landlord’s prior written consent by deed (such consent not to be unreasonably withheld or delayed) carry out internal non-structural alterations to the Premises and the erection alteration and removal of internal demountable non-structural partitioning

5.15.2	To carry out and complete the work involved in all alterations to the Premises permitted by the Landlord or required by this Lease in accordance with the terms of all consents with materials of good quality in a proper and workmanlike manner and to the reasonable satisfaction of the Landlord’s Surveyor

5.15.3	Not to carry out any alteration or addition to the Premises which will or will be likely to cause (i) a material change to the overall architectural appearance of the exterior of the Building and/or (ii) the structural integrity of the Building to be lessened or endangered

5.15.4	To permit the Landlord entry on to the Premises with or without workmen to remove any alterations or additions to the Premises made by the Tenant without the Landlord’s consent and/or in contravention of this clause 5.15

5.16	In the event of the Landlord granting its consent to the Tenant for the carrying out or making of any alteration or addition to the Premises or in the event that the Tenant has made alterations to the Premises without the Landlord’s consent then at the end or sooner determination of the Term (whether determined by effluxion of time or otherwise) if (and to the extent that) the Landlord so requires but not otherwise well and substantially to reinstate the Premises (and to remove any addition thereto pursuant to such consent as aforesaid) to the condition that the same were in at the commencement of the Term or prior to such alteration as the case may be

5.17	To pay to the Landlord on demand all charges end expenses (including legal costs and fees payable to the Surveyor and any bailiffs’ fees) which may be reasonably and properly incurred by the Landlord in or in connection with:

5.17.1	any proceedings under Section 146 and/or 147 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

5.17.2	in respect of any steps taken in connection with the preparation and service of a schedule of dilapidations during or within three months after the expiration of the Term including any fees incurred by the Surveyor in supervising any action taken by the Tenant to remedy any breach of the Tenant’s covenants in this Lease

5.17.3	the recovery or attempted recovery of any arrears of rents

5.17.4	every application by the Tenant for consent pursuant to this Lease whether such consent is granted but except where the consent if refused or proffered subject to unreasonable conditions

5.18	Not without the previous permission in writing of the Landlord (such permission not to be unreasonably withheld or delayed) to carry out any electrical work whatsoever or make any alteration to or extension of the electrical installation in the Premises or the Building and to carry out any such permitted works in such manner as to comply with the requirements and regulations from time to time issued by the Institute of Electrical Engineers and not to overload the electrical system in the Building

5.19

5.19.1	not to keep or operate in the Premises or any part thereof any engines or machinery of any kind other than those which do not cause undue noise or vibration and not to carry on any noisy offensive or dangerous business nor do anything in or about the Premises which may be or become a nuisance or which may be or lead to the damage inconvenience or disturbance to the Landlord or its tenants and without prejudice to the generality of the foregoing not to use any flashing lights in the Premises that can be seen from the outside and not to play in the Premises any musical instruments loudspeaker tape recorder gramophone radio or other equipment that produces sound that may be heard outside the Premises

5.19.2	not to use the Premises or any part thereof for any illegal or immoral purpose

5.19.3	subject to the restrictions contained in the preceding sub-clauses of this clause 5.19 not to use or permit or suffer to be used the Premises otherwise than as offices within the meaning of Class B1(a) of the 1967 Order

5.20

5.20.1	at the Tenant’s own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any Act or Public Authority regardless of whether such requirements are imposed on the Landlord or the Tenant

5.20.2	not to do or omit to do in or near the Premises any act or thing by reason of which the Landlord may under any Act or requirement of a Public Authority incur any liability

5.20.3	at its own expense to obtain from the appropriate authorities all licences consents and permissions as may be required for the carrying out by the Tenant of any operations on or use of any part of the Premises

5.20.4	without prejudice to the generality of the above to comply in all respects with the provision of any Act applicable to the Premises or in regard to carrying on the trade or business for the time being carried on upon the Premises and in particular the Planning Acts and all Environmental Laws

5.21

5.21.1	not to apply for planning permission under the Planning Acts without first producing to the Landlord a copy of the application and obtaining the prior written consent of the Landlord (the giving or withholding of such consent shall be at the sole discretion of such Landlord) AND IT IS FURTHERMORE AGREED AND DECLARED that the Landlord shall be under no obligation to grant licence or consent for any alterations to or any change of user of the Premises or any part thereof requiring express planning permission unless and until the planning permission therefor has first been produced to the Landlord for its inspection and unless such planning permission is in such form as the Landlord reasonably may require and does not contain any conditions to which the Landlord reasonably may object

5.21.2	to comply in all respects with the Planning Acts in so far as the same relate to the Premises and as often as the same relate to the Premises and as often as may be necessary and at the Tenant’s expense to obtain (and subsequently comply with) all consents and provisions which may be required for the carrying out by the Tenant of operations at and from the Premises

5.21.3	unless the Landlord directs otherwise in writing to carry out before the determination of the Term (howsoever determined) any works stipulated to be carried out to the Premises as a condition of any planning permission which may have been granted during the Term and implemented by the Tenant or any other person claiming under the Tenant whether or not the date by which the planning permission requires such works to be carried out falls within the Term

5.22	As soon as reasonably practicable following receipt of any notice from any Public Authority to give full particulars to the Landlord of any permission notice order or proposal relevant to the Premises or to the use thereof given to the Tenant or the occupier of the Premises (together with a copy of any notice permission letter or document) under any Act and without delay to take all necessary steps to comply with such notice with the written approval of the Landlord (such approval not to be unreasonably withheld) and also at the request of the Landlord but at the expense of the Tenant to make or join with the Landlord in making such objections and representations against or in respect of any such notice order or proposal as aforesaid as the Landlord reasonably requires

5.23

5.23.1	in this Clause 5.23 the following expressions have the following meanings:

“Authorised Guarantee Agreement” has the meaning defined in and for the purposes of Section 16 of the Landlord and Tenant (Covenants) Act 1995 which shall be made by separate deed

“Permitted Occupier” means a company which is a member of the same group of companies of which the Tenant is a member and meets the criteria in Section 42(1) of the Landlord and Tenant Act 1954

5.23.2	not to hold on trust for another or assign charge or underlet or part with or share the possession or occupation of any part or parts (as distinct from the whole) of the Premises and not to agree so to do

5.23.3	not to part with or share possession of the whole of the Premises or agree so to do or permit any person to occupy the same save by way of an assignment or underlease of the whole of the Premises permitted by this Lease

5.23.4	not to assign or underlet the whole of the Premises except as provided in this Clause 6.23 and then only with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed subject to Clauses 5.23.5 and 5.23.6)

5.23.5	for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 it is agreed that the Landlord shall not be regarded as unreasonably withholding consent to any proposed assignment of the whole of the Premises if it is withheld on the ground (and it is the case) that any one or more of the circumstances mentioned below exist (whether or not such withholding is solely on such ground or on that ground together with other grounds):

5.23.5.1	that in the reasonable opinion of the Landlord the proposed assignee is a person who is not likely to be able to meet its obligations under this Lease and/or who would be such a person following the assignment

5.23.5.2	that Rent due under this Lease has not been paid to the Landlord

5.23.6	on any assignment:

5.23.6.1	the Tenant shall enter into an Authorized Guarantee Agreement which will be in such form as the Landlord may reasonably require and be prepared by or on behalf of the Landlord and at the cost of the Tenant

5.23.6.2	if the Landlord reasonably so requires the Tenant will obtain one or more acceptable guarantors for the proposed assignee who will covenant by deed with the Landlord in such terms as the Landlord may reasonably require and such deed to be prepared by the Landlord and at the cost of the Tenant

5.23.6.3	if the Landlord reasonably so requires the proposed assignee will prior to the assignment enter into such reasonable rent deposit arrangement not more than 6 months rent and/or provide such additional security for performance by the proposed assignee of its obligations under this Lease as the Landlord may reasonably require

5.23.7	clauses 5.23.5 and 5.23.6 shall operate without prejudice to the right of the Landlord to refuse such consent on any other ground or grounds where such refusal would be reasonable or to impose further conditions upon the grant of consent where such imposition would be reasonable

5.23.8	not to underlet the whole of the Premises at a fine or a premium or at a rent less than the open market rent of the Premises at the time of such underlease (such rent to be approved by the Landlord whose approval shall not be unreasonably withheld or delayed)

5.23.9	not to underlet the whole of the Premises except to a person who has first covenanted with the Landlord to observe the Tenant’s covenants in this Lease (save for payment of the Rent) to the extent that they relate to the premises to be underlet

5.23.10	upon the Landlord consenting to an underletting of the whole of the Premises to procure that the underlease:

5.23.10.1	contains an unqualified covenant on the part of the undertenant with the Tenant that the undertenant will not assign underlet or charge (or agree so to do) any part or parts of the Premises (as distinct from the whole) demised by such underlease and will not underlet charge or (save by way of an assignment of the whole) part with or agree so to do or share possession of or permit any person to occupy the whole or any part of the Premises demised by such underlease

5.23.10.2	contains a covenant on the part of the undertenant with the Tenant that the undertenant will not assign (or agree so to do) the Premises demised by such underlease without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed)

5.23.10.3	contains covenants by the undertenant (which the Tenant undertakes to enforce) to prohibit the undertenant from doing or suffering any act or thing upon or in relation to the Premises demised by the underlease which will contravene any of the Tenant’s obligations in this Lease

5.23.10.4	contains a condition for re-entry on breach of any covenant on the part of the undertenant

5.23.10.5	contains terms and provisions which are approved by the Landlord (such approval not to be unreasonably withheld or delayed)

5.23.10.6	shall be validly contracted out of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954

5.23.11	not to vary the terms of or accept any surrender of any underlease permitted under this Clause 5.23 (or agree so to do) without the Landlord’s prior written consent (such consent not to be unreasonably withheld) and not to commute or waive any rents payable by any such underlease

5.23.12	not withstanding anything contained in this Clause 5.23 the Tenant may share occupation of the Premises with a Permitted Occupier PROVIDED THAT:

5.23.12.1	no tenancy is created by such occupation

5.23.12.2	the rights of the Permitted Occupier immediately determine on the earlier of (a) it ceasing to fall within the definition of a Permitted Occupier and (b) the determination of the Term (howsoever determined)

5.23.12.3	the Tenant will give notice to the Landlord within fourteen days of the commencement end termination of each sharing of occupation of the Premises

5.24	From time to time during the Term to furnish to the Landlord on demand full particulars of all derivate interests of or in the Premises however remote or inferior

5.25	Within one month after the transmission of any interest under this Lease or derivative on it or the execution of any document dealing, with such interest to leave with the Landlord two certified copies of the deed instrument or other document evidencing or effecting such dealing or transmission and to pay such reasonable registration fee no more than Fifty Pounds (£50.00) plus VAT and to procure that every document creating an underletting of the Premises a similar covenant by the undertenant with the Tenant and the Landlord PROVIDED THAT registration of any such deed instrument or other document will be evidence of notification of such transaction to the Landlord but will not require the Landlord to consider the terms of such transaction of the said deed instrument or other document and will not be evidence that it has done so

5.26	Not to display or permit or suffer to be displayed any sign placard or advertisement on the Premises and/or the Building other than as previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) and not without the previous consent in writing of the Landlord to affix or place or permit or suffer to be affixed or placed any names or notices on the walls or in the windows of the Building other than usual and reasonable trade signs and displays

5.27	Not to deposit rubbish of any description other than in properly covered receptacles to be provided by the Tenant and to be located in accordance with the Landlord’s reasonable directions and to arrange for the regular collection of rubbish

5.28

5.28.1	not to do or permit or suffer to be done anything which may invalidate any policy or policies of insurance effected by any person in respect of the Premises or the Building and/or the rents receivable in respect thereof or which may increase the premium or premiums payable in respect thereof and to repay forthwith to the Landlord all sums paid by way of increased premiums and ail expenses incurred by the Landlord in or about any renewal of any such policy rendered necessary by a breach of this covenant and all such payments shall be recoverable as rent

5.28.2	forthwith on written demand from the Landlord or its insurers to cease from doing or suffering to be done any act or thing which has caused or may cause the insurance to become void or voidable and to comply with all requirements and recommendations of the insurers from time to time

5.28.3	in the event of the Premises and/or any of the common parts of the Building or any part thereof being damaged or destroyed at any time during the Term and the insurance money under any insurance effected thereon being wholly or partly irrecoverable by reason wholly or in part of any act or default of the Tenant or any person deriving title under the Tenant or their respective servants, licences or agents then to pay to the Landlord forthwith on demand the whole of the irrecoverable insurance money

5.28.4	in the event of the Premises or any part thereof being destroyed or damaged by any of the perils covered by the insurance effected by the Landlord forthwith to give to the Landlord written notice thereof

5.29	At any time during the Term during reasonable hours in the daytime and after at least two working days’ notice to permit the Landlord or its agents to show the Premises to intending tenants or prospective purchasers of the Landlord’s interest in the Building and their advisers

5.30	If the Tenant shall fail to pay the rents or any other sum due under this Lease within 14 days of the due date for payment the Tenant shall pay to the Landlord on demand Interest on the same calculated from the due date for payment until the date on which the same (together with Interest) are received by the Landlord

5.31	To indemnify and keep indemnified the Landlord from and against all consequences of any breach of the Tenant’s covenants contained in this Lease and/or any breach of the title matters contained in title numbers NGL735647 and LN207713 and NGL133014 and for any breach of the terms of the Superior Lease so far as they relate to the Premises

5.32	Upon the expiration or sooner determination of the Term the Tenant shall:

5.32.1	yield up to the Landlord the Premises in open plan condition with vacant possession and all fixtures (other than tenant’s and trade fixtures) together with all alterations additions end improvements made to the Premises during the Term which the Landlord has asked the Tenant not to remove in such repair and condition as required by this Lease and any relevant supplemental licence for alterations

5.32.2	in case any of the Landlord’s fixtures and fittings shall be missing, broken, damaged, or destroyed forthwith to replace them with others of a similar character and of equal value and in any event to remove any moulding, sign writing or painting or the name or business of the Tenant and other persons from the Premises and to remove any false or suspended ceiling within the Premises which it has installed during the Term (if and to the extent requested to do so by the Landlord) and make good any damage caused to the Premises by such removal or removal of the tenant’s fixtures fittings furniture and effects

5.32.3	give all keys to the Premises to the Landlord

5.32.4	give to the Landlord any health and safety file containing the information required under COM Regulations

5.32.5

make an immediate application to the Land Registry to close the registered title to this Lease and remove any entries relating to this Lease that are noted on the Landlord’s title end shall deal promptly and properly with any Land Registry requisitions and (notwithstanding this Lease shall have determined)

to keep the Landlord advised of progress and to produce to the Landlord official copies of the Landlord’s title once such application has been completed.

5.33	To permit the Landlord and all persons authorised by it at all reasonable times upon reasonable notice (except in emergency) to enter and remain upon the Premises together with work people plant and materials:

5.33.1	to execute any works of construction repair decoration or of any other nature within the Building or the service media and/or on Adjoining Property and to carry out repairs decorations or other work which the Landlord must or may carry out under the provisions of this Lease upon or to the Premises

5.33.2	to carry out the Landlord’s obligations contained in this Lease

5.33.3	to exercise without interruption or interference any of the rights excepted or reserved to the Landlord by this Lease and/or any rights of entry which the Tenant in this Lease covenants to afford

5.33.4	in the last six months before the determination of the Term to affix a sign or signs indicating that the Premises are to let in such location so as to cause no material adverse effect on the Tenant’s use of the Premises

5.33.5	for any other reasonable purpose

PROVIDED ALWAYS THAT in the exercise of any of the foregoing rights of entry the Landlord shall use all reasonable endeavours in the circumstances to cause as little inconvenience as possible to the Tenant (except where it is necessary to do so to comply with any obligations to the Tenant) and shall as soon as reasonably practicable make good any damage caused to the Premises and to any of the Tenant’s belongings and equipment by the exercise of such rights to the reasonable satisfaction of the Tenant (save that the Landlord shall not be liable to make good as aforesaid where a right of entry has been properly exercised as a result of a breach of the Tenant’s covenants contained in this Lease)

5.34

5.34.1	not to cause the common parts of the Building to become untidy or dirty but at all times to keep the same free from deposits of materials and refuse

5.34.2	not to obstruct the common parts of the Building nor impede the use and enjoyment of the same by others

5.34.3	to clean both sides of the doors and the inside of the windows of the Premises as often as is reasonably necessary

5.35	Not to bring or permit to remain upon the Premises any safe machinery goods or other articles which shall or may strain or damage the Premises or any part of them

5.36

5.36.1	not to permit any vehicles belonging to the Tenant or any persons calling on the Premises expressly or by implication with the authority of the Tenant to stand on any part of the Building or the curtilage thereto or the loading bays (if any) and to use its best endeavours to ensure that such persons calling on the Premises do not permit any vehicle to stand on any such road or part of the Building or curtilage or loading bay

5.36.2	not to convey any goods or materials to or from the Premises except through the entrances and service areas provided for the purpose

5.37

5.37.1	to permit the duly authorised employees and agents of the Landlord to enter the Premises upon reasonable written notice for the purpose of servicing and maintaining the intruder and fire alarm systems in the Building

5.37.2	to permit the duly authorised employees and agents of the Landlord to have such access to the Premises as may be required in the event of an intruder alarm call or a fire alarm call

5.37.3	to maintain repair and when necessary renew the intruder and fire alarm and ancillary equipment installed in the Premises

5.37.4	not to make any connection to such systems without the prior written consent of the Landlord

5.38	Not to do anything which interferes with the heating cooling or ventilation of the common parts of the Building or which imposes an additional load on the heating cooling or ventilation plant and equipment

5.39	To comply with all reasonable regulations made by the Landlord from time to time for the management of the Building which the Tenant is made aware of

5.40	The Tenant shall:

5.40.1	comply with its obligations under COM Regulations including all requirements in relation to the provision and maintenance of a health and safety file

5.40.2	supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with the Landlord’s obligations under CDM Regulations

5.41	Not to use the car parking space (the use of which is granted to the Tenant pursuant to the provisions of the Second Schedule) for vehicle repairs and to use its reasonable endeavours to keep the same clean and free from deposits of oil and petrol

5.42	To enter into a maintenance contract in respect of the Comfort Cooling System and to ensure that the Comfort Cooling System is regularly maintained and at the end of the Term to transfer such maintenance contract to the Landlord (where possible)

6	THE LANDLORD’S COVENANTS

The Landlord covenants with the Tenant as follows:

6.1	That the Tenant paying the rents and observing the covenants on its part herein contained shall during the Term quietly enjoy the Premises without any interruption by the Landlord or any person lawfully claiming under it (but subject to the exercise of the rights referred to in the third schedule)

6.2	To either procure insurance pursuant to the Superior Lease or to insure (unless such insurance shall be vitiated by any act or omission of the Tenant or the Tenant’s servants or agents or visitors) the Building for the full cost of reinstatement of the Building against the Insured Risks together with such additional sum as the Landlord shall decide for associated liabilities and expenses including (but without limitation) the costs or likely costs of professionals’ fees, the costs of submitting an application for necessary consents to rebuild the Premises, the costs of complying with any Act or requirement of a Public Authority in rebuilding the Premises, the costs of debris removal and Value Added Tax on any or all of the foregoing

6.3	To produce to the Tenant within a reasonable period after demand either a copy of the policy of such insurance and the receipt for the last premium or reasonable evidence from the insurers of the terms of the policy and the fact that the same is subsisting and in effect

6.4	(Subject as hereinafter provided) in case of destruction of or damage to the Premises by the Insured Risks or any of them the Landlord will with all convenient speed take such steps as may be requisite and proper to obtain any necessary consents under any Act or pursuant to any requirement of a Public Authority to enable the Landlord to rebuild and reinstate the same and will as soon as such consents have been obtained (which are not subject to conditions with which it would be unreasonable to expect the Landlord to comply) lay out all monies received in respect of such insurance (except sums in respect of public liability or loss of Rent) in rebuilding or reinstating the Premises so destroyed or damaged PROVIDED always that if for any cause whatsoever the rebuilding or reinstatement of the Premises shall be prevented or frustrated then the said sums of money shall belong to the Landlord for its own benefit absolutely PROVIDED FURTHER THAT the Landlord shall not be liable to rebuild and reinstate as aforesaid it the policy of insurance shall have been vitiated or payment refused in whole or in part as a result of some act or default of the Tenant or anyone with authority under its control

6.5

Subject to the payment by the Tenant of the Service Charge and unless prevented by strike, lock-out, breakdown or other act matter or thing over which it has no control to maintain and to use all reasonable endeavours to carry out the services referred to in Part

C of the Fourth Schedule save that the Landlord shall be under no obligation to carry out any such function where in the Fourth Schedule it is stated that any such function will be at the Landlord’s discretion and provided further that the Landlord shall not be liable for failure to perform any such services unless and until the Tenant shall have given written notice to the Landlord of such alleged failure,

6.6	To pay the rents reserved under the Superior Lease on the dates and times required and (a) to perform so far as the Tenant is not liable for such performance under the terms of this Lease the covenants and conditions on the part of the lessee contained in the Superior Lease and (b) on the request and expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Superior Lease

7	PROVIDED ALWAYS and it is hereby agreed that:

7.1	Without prejudice to any other remedies and powers contained in this Lease or otherwise available to the Landlord if and whenever:

7.1.1	the Rent or any other rents and charges reserved or made payable under this Lease or any part thereof respectively shall be unpaid for twenty one days after the same shall become due (whether formally or legally demanded or not) or

7.1.2	there shall be a breach or non-performance or non-observance of any of the covenants or agreements on the pert of the Tenant or stipulations contained in this Lease imposed on the Tenant or

7.1.3	where the Tenant or any guarantor is a corporation:

7.1.3.1	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor; or

7.1.3.2	the making of an application for an administration order or the making of an administration order in relation to the Tenant or guarantor; or

7.1.3.3	the giving of any notice of intention to appoint an administrator order in relation to the Tenant or guarantor; or

7.1.3.4	the appointment of a receiver or a manager or an administrative receiver in relation to any property or income of the Tenant or guarantor; or

7.1.3.5	the commencement of a voluntary winding up in respect of the Tenant or guarantor (except a winding up for the purpose of amalgamation or reconstructions of a solvent company in respect of which a statutory declaration of solvency has been filed with the registrar of companies); or

7.1.3.6	the making of a petition for a winding up order or a winding up order in respect of the Tenant or guarantor; or

7.1.3.7	the striking off of the Tenant or guarantor from the Register of Companies or the making of an application for the Tenant or the guarantor to be struck off; or

7.1.4	Where the Tenant or any guarantor is an individual:

7.1.4.1	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor; or

7.1.4.2	the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or guarantor then the Landlord or its agents may at any time thereafter and notwithstanding the waiver or implied waiver of any previous right of re-entry arising under this Lease re-enter upon the Premises or any part thereof in the name of the whole whereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may have accrued to the Landlord in respect of arrears of rent or other breach of any condition or covenant or agreement on the part of the Tenant contained in this Lease or otherwise provided always that if the Tenant and/or any guarantor is an overseas corporation then the foregoing references to English procedures or statutes shall be deemed to include a reference to corresponding steps or occurrences under the law of the place of incorporation of the relevant party and the Landlord’s remedies shall be exercisable accordingly.

7.2	The Landlord shall have power at all times without obtaining any consent from or making any compensation to the Tenant or to its underlessees or tenants for the consequences thereof to deal as the Landlord may think fit with any other parts of the Building and to erect or suffer to be erected on such other parts of the Building any buildings whatsoever whether such buildings shall or shall not affect or diminish the light or air which may now or at any time or times during the Term be enjoyed by the Tenant or any tenants or occupiers of the Premises or any part thereof

7.3	Subject to the provisions of Sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessees shall be entitled on quitting the Premises to any compensation under Section 37 of the said Act

7.4	If the Premises or any part thereof or any part of the Building shall at any time be destroyed or damaged by the Insured Risks or any of them so as to render the Premises or any part thereof inaccessible or unfit for occupation or use then and in such case (unless the relevant policy or policies of insurance effected by the Landlord shall have been vitiated or payment of the policy moneys refused in whole or in part in consequence of some neglect or default of the part of or suffered by the Tenant or its servants agents or licensees) the Rent or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the Premises shall again be rendered fit for occupation and use or until the expiration of three years from the date of the happening of such destruction or damage as aforesaid (whichever period shall be the shorter) and in the case of dispute as to the proportion or period of such abatement the same shall be referred to arbitration pursuant to the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force

7.5	If at the expiry of the period of three years beginning with the date of the damage or destruction referred to in clause 7.4 the Premises shall not have been rendered substantially fit for occupation and use again then either the Landlord or the Tenant may at any time after the expiry of the said three year period give to the other at least one month’s written notice to determine this Lease (save that no such notice shall be given after the Premises are again rendered substantially fit for occupation and use) and upon expiry of such notice this Lease shall forthwith come to art end but without prejudice to the rights of either party against the other for any antecedent breach of the terms of this Lease

7.6	Where under the terms of this Lease the Tenant is obliged to pay contribute defray or otherwise account for any sum (whether of a specified amount or otherwise) and such sum is wholly or partly attributable to the supply of such goods or services as are within the charge to Value Added Tax the Tenant shall notwithstanding anything contained in this Lease bear and pay the cost of such Value Added Tax as is chargeable in respect of such goods or services as aforesaid so that the aforementioned sum or sums shall be deemed for all purposes to be increased by the amount of such Value Added Tax from time to time applying and where the said sum is under the terms of this Lease reserved as a rent payable by the Tenant such amount of Value Added Tax as may be payable in respect thereof shall be deemed to constitute an additional rent and shall be recoverable in case of non-payment by distress or otherwise as rent in arrear

7.7	Notwithstanding that the Landlord may from time to time grant other leases in the same or similar form to this Lease of other parts of the Building the covenants therein shall not be enforceable by the Tenant nor shall the Building be the subject of a building or letting scheme.

7.8	No representation or warranty is given or made nor deemed to have been given or made by the Landlord as to any matter under the Planning Acts.

7.9	The operation of Section 62 of the Law of Property Act is excluded from this Lease and the only rights exercisable by the Tenant are those expressly set out herein

8.	GENERAL PROVISIONS

8.1	Any notice requiring to be served on the Tenant shall be deemed to have been duly served if left at or sent by ordinary or recorded delivery prepaid post to the Premises

8.2	The provisions of the Fourth Schedule shall have effect and the Landlord end the Tenant covenant with each other to observe and perform their respective obligations set out in that Schedule

8.3	The parties acknowledge this is a new lease for the purposes of the Landlord and Tenant (Covenants) Act 1995

8.4	For the purposes of the Contracts (Rights of Third Parties) Act 1999 this Lease may be enforceable by the parties to it and their permitted assigns but not by any other party

8.5

8.5.1	in this Clause 8.5 references to “the 2003 Order” are references to the Regulatory Reform {Business Tenancies) (England and Wales) Order 2003 and references to the “the 1954 Act” are references to the Landlord and Tenant Act 1954 as amended by the Law of Property Act 1969 and the 2003 Order

8.5.2	pursuant to Section 3BA(1) of the 1954 Act the parties agree that the provisions of Sections 24 to 28 (inclusive) of the 1954 Act shall be excluded in relation to the tenancy created by this Lease

8.5.3	the parties hereby agree and declare that before the date on which the Tenant became contractually bound to enter into the tenancy created by this Lease:

8.5.3.1	the Landlord served on the Tenant (“the Notice”) referred to in Section 38A(3)(a) on the 1954 Act in relation to the tenancy created by this Lease on 21st June 2011

8.5.3.2	the Tenant or a person duly authorized by the Tenant made the statutory declaration (“Declaration”} referred to in paragraph 4 of the Schedule 2 to the 2003 Order in relation to the Notice on 22 June 2011

8.5.4	where the Declaration was made by a person other than the Tenant the Tenant confirms that the declarant was duly authorized by the Tenant to make the Declaration on the Tenant’s behalf

9.	TENANT’S RIGHT TO DETERMINE

9.1	In this clause 9 the expression “Termination Date” means the 10th day of August 2013

9.2	Subject to the preconditions mentioned in clause 9.3 being satisfied on the Termination Date the Tenant may determine the Term on the Termination Date by giving to the Landlord not less than six months’ prior written notice. The Term will then determine on the Termination Date but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Lease,

9.3	The preconditions mentioned in clause 9.2 are that:

9.3.1	Vacant possession of the whole of the Premises Is given to the Landlord on the Termination Date; and

9.3.2	The Rent shad have been paid in full up to the Termination Date

9.4	The Landlord may waive either of the preconditions set out in clause 9.3 at any time before the Termination Date by written notice to the Tenant.

9.5	Time will be of the essence for the purposes of this clause 9.

IN WITNESS whereof the parties hereto have executed this Lease as their Deed the day and year first before written.

FIRST SCHEDULE

The Premises

“The Premises” means that part of the Building referred to in the Particulars shown edged red on the plan annexed hereto including;-

1	The paint and paper and other decorative finishes applied to the interior of the external walls of the Building and the piaster and other finishes on the inner sides of those walls but not any other part of the external walk

2	The floor finishes so that the tower limit of the Premises includes such finishes but does not extend to anything below them.

3	The ceiling finishes so that the upper limit of the Premises includes such finishes but does not extend to anything above them.

4	The entirety of any non-load-bearing internal waits wholly within the Premises.

5	The inner half severed medially of the internal non-load-bearing walls dividing the Premises from other parts of the Building

6	The doors windows and window glass and window furniture but not the window frames) within the Premises

7	All additions and improvements to the Premises

8	All the Landlord’s fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises whether originally affixed or fastened to or upon the Premises or otherwise except any such fixture installed by the Tenant that can be removed from the Premises without defacing the same

9	Any pipes and other service media wholly in or on the Premises that exclusively serve the Premises

10	The Comfort Cooling system

SECOND SCHEDULE

Rights Granted

1	The right for the Tenant and all persons expressly or by implication authorized by it (in common with the Landlord and all other persons having a like right) to use the entrance halls landings lift staircases passages and other areas in the Building to obtain access to and egress from the Premises which are from time to time during the Term provided by the Landlord for common use for all proper purposes in connection with the use and enjoyment of the Premises.

2	The non-exclusive right for the Tenant (in common with the Landlord and all persons having a like right) to use such toilets of the Building as shall be designated from time to time in writing by the Landlord

3	The right to the free passage and running (subject to temporary interruption for repair alteration or replacement) of water sewage gas electricity telephone and other services or supplies to and from the Premises in and through the pipes wires and conduits that now serve the Premises presently laid in on over or under other parts of the Building (in common with the Landlord and any other persons having a like right)

4	The right of support and protection for the Premises from other parts of the Building

5	The right to erect a sign of reasonable size displaying the name of the Tenant and/or its trading name and logo in the entrance lobby off Dallington Street in such position and of such design as shall previously be approved by the Landlord (such approval not to be unreasonably withheld or delayed}

6	The right (subject as follows) to park one motor car in roadworthy condition in such car parking space within the car parking area of the Building as the Landlord may from time to time designate at its absolute discretion PROVIDED ALWAYS that the Landlord may by not less than 3 months’ prior written notice to the Tenant terminate such right and upon expiry of such notice the right in this paragraph 6 shall cease and determine absolutely without any compensation payable to the Tenant and without any reduction in Rent

THIRD SCHEDULE

Rights Reserved

1	The right to the free and uninterrupted passage and running of water sewage gas electricity telephone and other services or supplies from and to other parts of the Building and/or any Adjoining Property in or through the pipes wires conduits and other service media which now are or may during the Term be in on or over the Premises

2	The right to construct and maintain in on under or over the Premises at any time during the Term any pipes wires or conduits for the benefit of any part of the Building and/or any Adjoining Property subject to the Landlord its servants and/or agents causing as little disturbance to the Tenant and not to cause any interference with the day to day business and occupation of the Premises so far as reasonably possible

3	The right on reasonable written notice (except in an emergency) during the Term to enter the Premises:

3.1 to inspect cleanse connect to repair remove or replace with others alter or execute any works whatever to or in connection with the pipes wires conduits easements or services referred to in paragraphs 1 and 2 of this Schedule

3.2 to view the state and condition of end repair and maintain the Building where such viewing or work would not otherwise be reasonably practicable

3.3 to carry out work or do anything whatever comprised within the Landlord’s obligations in this Lease.

/s/ Duncan Jennings

3.4 to enable rights of entry reserved by or covenanted to be given pursuant to the Superior Lease to be exercised

3.5 to investigate whether the Tenant has complied with its obligations pursuant to this Lease

3.6 to take schedules or inventories of fixtures and other items to be yielded up upon the expiry of the Term and

3.7 to enable the tenant of any other part of the Building or Adjoining Property to carry out its obligations contained in a lease or tenancy agreement of such other part

3.8 to exercise any of the rights granted to the Landlord by this Lease and/or for which the Tenant covenants in this Lease to permit entry

3.9 for any other reasonable purpose

4	The right to erect scaffolding at the Building for the purpose of developing (including the implementation of any planning permission for the development of the roof of the Building) inspecting repairing or cleaning the Building and/or Adjoining Property notwithstanding such scaffolding may temporarily restrict (but not prevent) the access to or use and enjoyment of the Premises

5	The rights of light air support protection shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by any parts of the Building and/or Adjoining Property

6	Full right and liberty at any time after the date of this Lease:

6.1	To alter raise the height of develop, redevelop or rebuild the Building (including the implementation of any planning permission for the development of the roof of the Building and/or Adjoining Property) and/or Adjoining Property or redecorate or refurbish the common parts of the Building or

6.2	To erect any other building or construction of any height in such manner as the Landlord shall think fit notwithstanding the fact that the same may obstruct affect or interfere with the amenity of the passage of light and air to the Premises

FOURTH SCHEDULE

Service Charge

PART A

Definitions

1	“Services” means the services facilities and amenities specified in Part C of this Schedule.

2	“Computing Date” means 31st March in every year of the Term or such other date as the Landlord may from time to time nominate and “Computing Date” shall be construed accordingly

3	“Financial Year” means the period:

3.1	From the commencement of the Term to and including the first Computing Date and

3.2	Subsequently between two consecutive Computing Dates and “Financial Years” shall be construed accordingly

4	“Gross Annual Expenditure” means in relation to any Financial Year the aggregate of:

4.1	All costs expenses and outgoings incurred by the Landlord during that Financial Year in or incidentally to providing all or any of the Services and any VAT payable thereon (whether or not the Landlord is obliged by this Lease to incur the same)

4.2	All costs expenses and outgoings incurred by the Landlord during that Financial Year in relation to the matters specified in Part D of this Schedule (“Additional Items”) and any VAT payable thereon and

4.3	Such items in relation to the Services and/or the Additional Items as the Landlord shall in its reasonable discretion consider desirable to set aside from time to time for the purpose of providing for periodically recurring items of expenditure whether recurring at regular or irregular intervals

4.4	Such provision for anticipated expenditure in respect of the Services and/or the Additional Items as the Landlord shall in its absolute discretion consider fair and reasonable in the circumstances

2

But “Gross Annual Expenditure” shall not include any (i) expenditure in respect of the maintenance or repair of any part of the Building or anything in the Building whose maintenance or repair is the exclusive responsibility of the Tenant or any other tenant in the Building and (ii) capital expenditure incurred in relation to the enhancement and upgrade of the common parts of the Building as envisaged by the dMFK brief previously disclosed to the Tenant

5	“Annual Expenditure” means in relation to any Financial Year the Gross Annual Expenditure for that Financial Year less the aggregate of:

5.1	lf in the Financial Year in question or in any previous Financial Year the Landlord had incurred any costs or expenses in or incidentally to making good any loss or damage covered by any policy of insurance maintained by the Landlord) all (if any) amounts recovered by the Landlord in the Financial Year in question pursuant to such policy of insurance and

5.2	(If in the Financial Year in question or in any previous Financial Year the Landlord has incurred any costs or expenses in or incidentally to providing any of the Services or in relation to any of the Additional Items which are recoverable (in whole or in part) from any person other than the Tenant) (if any) amounts recovered by the Landlord in the Financial Year in question from any such person

6	“Service Charge” means the Service Charge Percentage of Annual Expenditure incurred by the Landlord for the relevant Financial Year

7	“Service Charge Percentage” means the fair proportion (determined by the Landlord acting reasonably in accordance with the principles of good estate management) which is attributable to the Premises and which is to be calculated primarily by way of a comparison for the time being of the net internal area (as defined in the Measuring Code) of the Premises with the aggregate net internal area of the Building but it at any time the foregoing comparison is inappropriate having regard to the nature of any Annual Expenditure or item of Annual Expenditure incurred or the premises in the Building which benefit from it or otherwise the Landlord may in its discretion (acting reasonably in accordance with the principles of good estate management} adopt such other method of calculation of the proportion of the Annual Expenditure {or items of it) to be attributed to the Premises as is fair and reasonable in the circumstances

3

8	“Lettable Areas” means all parts of the Building not comprising any of the common parts which from time to time are either occupied by a tenant or tenants for business purposes or are so constructed or adopted as to be capable of being so occupied

9	“Retained Parts” means all parts of the Building (including any common parts) other than the Premises and the other Lettable Areas

10	“Structure” means:

10.1	The entirety of the roofs and foundations of the Building

10.2	The entirety of all floors and ceilings of the Building (but excluding the floor and ceiling finishes)

10.3	The entirety of all external wells of the Building (but excluding the paint paper plaster and other finishes applied to the internal faces of such walls)

10.4	The entirety of all load-bearing walls pillars and other structures of the Building (but excluding the paint paper plaster and other decorative finishes applied to the faces of such walls pillars and other structures) and

10.5	The window frames in the Building and

10.6	All other parts of the structure of the Building not referred to in the preceding paragraphs 10.1 to 10.4

11	“Plant” means all apparatus plant machinery and equipment within the Building from time to time including (without prejudice to the generality of the above) lifts lift shafts stand by generators and boilers and items relating to mechanical ventilation heating cooling public address and closed circuit television systems.

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PART B

Performance of the Services and Payment of the Service Charge

1	Subject to the provisions of clause 6.5 the Landlord shall use all reasonable endeavors to perform the Services throughout the Term provided that the Landlord shall not be liable to the Tenant in respect of:

1.1	Any temporary failure or interruption in any of the Services by reason of necessary repair replacement maintenance of any installations of apparatus or their damage or destruction or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials water or labour or any other cause beyond the Landlord’s control or

1.2	Any act omission or negligence of any porter attendant or other person undertaking the Services of any of them on behalf of the Landlord except where covered by any insurance policy maintained by the Landlord

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2.1	The Landlord shall as soon as convenient after each Computing Date prepare or shall procure the preparation of an account showing the Gross Annual Expenditure for the Financial Year ending on that Computing Date and containing a fair summary of the expenditure referred to in it and such account shall be conclusive evidence for the purposes of this Lease of all matters of fact referred to in the account except in the case of manifest error

2.2	The Tenant shall pay for the period from the date of this Lease to the Computing Date next following the date of this Lease the Initial Provisional Service Charge the first payment being a proportionate sum in respect of the period from and including the date of this Lease to and including the day before the next quarter day to be paid on the date of this Lease the subsequent payments to be made in advance on the relevant quarter days in respect of the relevant quarters

2.3	The Tenant shall pay for the next and each subsequent Financial Year a provisional sum being a reasonable and proper estimate by the Landlord’s managing agent or the Surveyor acting as an expert and not as an arbitrator of what the Annual Expenditure is likely to be for that Financial Year not exceeding the Service Charge Cap by four equal quarterly payments in advance on the usual quarter days

2.4	if the Service Charge for any Financial Year shall:

2.4.1	exceed the provisional sum for that Financial Year the excess shall be due to the Landlord within 14 days of demand subject to the Service Charge Cap or

2.4.2	be less than such provisional sum the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge or repaid to the Tenant upon or prior to the end of the Term {as the case may be)

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3.1	The Landlord may withhold add to extend vary or make any alteration in the rendering of the Services or any of them from time to time provided that the same complies with the principles of good estate management and is reasonable in all the circumstances having regard to the nature of the Building

3.2	Any omission by the Landlord to include in any Financial Year a sum expended or a liability incurred in that year shall not preclude the Landlord from including such sum or the amount of such liability in any subsequent Financial Year

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4.1	If the Landlord is required during any Financial Year to incur heavy or exceptional expenditure which forms part of the Gross Annual Expenditure the Landlord shall be entitled to recover from the Tenant the Service Charge Percentage (or corresponding percentage mentioned in the definition of Service Charge for the relevant item of expenditure) of that expenditure on the quarter day next following

4.2	If funds collected by way of advance payments of Service Charge prove insufficient to meet an immediate liability (and there is no reserve fund available or which may be applied to meet the liability) the Landlord is to be entitled to borrow monies for the purpose from reputable banks at commercially competitive rates of interest and the interest payable on the borrowing shall be recoverable as an item of the Gross Annual Expenditure

PART C

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1.1	Maintaining and repairing rebuilding redecorating renewing and reinstating the Structure of the Building {including all necessary decorative repairs and maintenance)

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1.2	Maintaining and repairing the outer half severed medially of all internal non-load bearing walls dividing the Premises from other parts of the Building

1.3	Maintaining repairing amending altering rebuilding renewing and reinstating and where appropriate treating washing down painting and decorating the Retained Parts including the entirety of all walls floors and ceilings surrounding and all doors and windows and door and window frames in the Retained Parts [but excluding any such items or parts of them the maintenance of which is the exclusive responsibility of the Tenant or any other tenant in the Building)

2	Inspecting servicing maintaining repairing amending overhauling replacing and insuring (save insofar as insured under other provisions of this Lease) all Plant including the lift or lifts which serves the Building (but excluding any items or parts of any items such plant or apparatus whose maintenance is the exclusive responsibility of the Tenant) and all other Plant (but excluding any items or parts of any items of such other plant and apparatus whose maintenance is the exclusive responsibility of any other tenant in the Building)

3	Maintaining repairing cleansing emptying draining and amending and renewing all pipes wires service media and conduits in on under or over the Building {but excluding any pipes wires or conduits or parts of them whose maintenance is the exclusive responsibility of any other tenant in the Building)

4	installing maintaining and renewing any fire alarm fire prevention and fire lighting equipment and sprinklers and ancillary apparatus in the Retained Parts

5	Supplying providing purchasing maintaining renewing replacing repairing servicing overhauling and keeping in good and serviceable order and condition all appurtenances fixtures fittings tools appliances materials equipment and other things which the Landlord may deem desirable or necessary for the maintenance appearance upkeep security or cleanliness of the Building or any part of it

6	(At the Landlord’s discretion) cleaning as frequently as reasonably necessary the exterior of all windows and doors and window and door frames in the Building

7	Maintaining an adequate supply of hot and cold water in the toilet accommodation in the Retained Parts

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8	Supplying adequate central heating to the Premises and the common parts of the Building during usual office hours and no less then between the hours of 8:00 am to 6:00 pm on weekdays

9	(At the Landlord’s discretion) supplying any other services relating to the Building or any part of it provided by the Landlord from time to time during the Term and not expressly mentioned herein

PART D

The Additional Items

1	Any sum expended by the Landlord for insurance against public liability and for the plate glass in the Building in such sums as the Landlord shall in its absolute discretion think fit and the cost of such other insurances as the Landlord may reasonably effect in respect of the Building

2	The cost of any insurance valuation of the Building but not more frequently than once every three years

3	The reasonable cost (including any VAT thereon) of employing (whether by the Landlord a Group Company the managing agents or any other individual firm or company) such staff or attendant as the Landlord may reasonably deem necessary for the performance of the Services and the other functions and duties referred to in this part of the Schedule and all other incidental expenditure in relation to such employment

4	The cost of the supply of electricity gas oil or other fuel for the provision of the Services and for all purposes in connection with the Retained Parts

5	The amount which the Landlord shall be called upon to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures pipes service media wires or conduits or anything which may belong to or be used for the Estate or any part of it exclusively or in common with other neighboring or adjoining premises

6	The reasonable and proper fees and disbursements {and any VAT payable on them) of:

6.1	The Surveyor and any other individual firm or company employed or retained by the Landlord for (or in connection with) such surveying functions or the management of the Building

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6.2	The Landlord’s managing agent (whether or not the Surveyor) for or in connection with the collection of the rents and all other sums due to the Landlord and the performance of the Services and any other duties relating to the general management administration security maintenance protection and cleanliness of the Building

6.3	The reasonable fees of the Landlord or a Group Company for any of the Services or the other functions and duties referred to in this Schedule that shall be undertaken by the Landlord or a Group Company and not by a third party

7	All charges assessments impositions and outgoings payable by the Landlord in respect of the Building including (but without prejudice to the generality of the foregoing the costs of fire prevention and fire fighting equipment)

8	The costs of compliance by the Landlord with any requirement of a Public Authority in respect of the Building

9	The cost of obtaining professional advice which may from time to time be required in the provision of the Services and/or Additional Items

10	Any sum or sums assessed on the Landlord for non domestic rates and water rates in connection with the Retained Parts or the common parts of the Building or upon the car parking space the use of which is granted to the Tenant pursuant to the Second Schedule (if levied upon the Landlord)

EXECUTED as a deed by ECONVERSIONS	)
LIMITED acting by	)
two directors or by	)
one director and its secretary-)

	Director	/s/ G. Cotter Cunningham

/s/ Duncan Jennings	Director/Secretary

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